Exhibit 99.1

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 7% of the partnership interests in Host LP held by outside partners as of December 31, 2003, which is reflected as minority interest in our balance sheets and minority interest expense in our statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheet (a)

(unaudited, in millions, except share amounts)

	December 31,
	2003	2002

ASSETS

Property and equipment, net	$7,085	$7,031
Assets held for sale	73	—
Notes and other receivables	54	53
Due from managers	62	82
Investments in affiliates	74	133
Other assets	364	552
Restricted cash	116	104
Cash and cash equivalents	764	361

	$8,592	$8,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt
Senior notes	$3,180	$3,247
Mortgage debt	2,205	2,289
Other	101	102

	5,486	5,638
Accounts payable and accrued expenses	108	118
Liabilities associated with assets held for sale	2	—
Other liabilities	166	252

Total liabilities	5,762	6,008

Interest of minority partners of Host Marriott L.P.	130	131
Interest of minority partners of other consolidated partnerships	89	92
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”)	475	475

Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 320.3 million shares and 263.7 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,617	2,100
Accumulated other comprehensive income (loss)	28	(2)
Deficit	(851)	(830)

Total shareholders’ equity	2,136	1,610

	$8,592	$8,316

(a)	Our consolidated balance sheet as of December 31, 2003 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues
Rooms	$622	$650	$2,014	$2,073
Food and beverage	369	372	1,095	1,096
Other	72	75	227	246

Total hotel sales	1,063	1,097	3,336	3,415
Rental income (b)	29	31	100	101
Other income	—	—	12	—

Total revenues	1,092	1,128	3,448	3,516

Expenses
Rooms	159	160	508	508
Food and beverage	274	273	823	811
Hotel departmental expenses	290	291	934	905
Management fees	42	49	138	156
Other property-level expenses (b)	85	95	301	294
Depreciation and amortization	114	113	367	358
Corporate and other expenses	21	9	61	47

Total expenses	985	990	3,132	3,079

Operating profit	107	138	316	437
Interest income	4	6	11	20
Interest expense	(167)	(146)	(491)	(462)
Net gains on property transactions	1	2	5	5
Loss on foreign currency and derivative contracts	(17)	(1)	(19)	(2)
Minority interest income (expense)	(16)	1	(5)	(7)
Equity in losses of affiliates	(9)	(3)	(22)	(9)
Dividends on Convertible Preferred Securities	(10)	(10)	(32)	(32)

Loss before income taxes	(107)	(13)	(237)	(50)
Benefit from (provision for) income taxes	3	3	12	(4)

Loss from continuing operations	(104)	(10)	(225)	(54)
Income from discontinued operations (c)	230	7	239	38

Income (loss) before cumulative effect of a change in accounting principle	126	(3)	14	(16)
Cumulative effect of a change in accounting principle (d)	24	—	—	—

Net income (loss)	150	(3)	14	(16)
Less: dividends on preferred stock	(8)	(8)	(35)	(35)

Net income (loss) available to common shareholders	$142	$(11)	$(21)	$(51)

Basic and diluted earnings (loss) per common share	$.46	$(.04)	$(.07)	$(.19)

(a)	Our consolidated statements of operations for the year ended December 31, 2003 and the quarter ended December 31, 2003 and 2002 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense for the quarter ended and years ended December 31, 2003 and 2002 are as follows:

	Quarter ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Rental income
Full-service	$5	$5	$25	$24
Limited service and office buildings	24	26	75	77

	$29	$31	$100	$101

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2	$7	$7
Limited service and office buildings	24	23	74	73

	$26	$25	$81	$80

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for eight properties disposed of during 2003 and one in 2002, five properties classified as held for sale as of December 31, 2003 and the business interruption proceeds, net of expenses, for the New York Marriott World Trade Center hotel for 2003, as well as the gain recorded from the settlement of insurance claims for the hotel of approximately $212 million. This gain is comprised of $156 million in post-2003 business interruption proceeds and $56 million from the disposition of the hotel.
(d)	We adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” or SFAS 150, as of the beginning of our quarter ended September 12, 2003 as required by the pronouncement. On October 8, 2003, the Financial Accounting Standards Board (FASB) issued guidance with respect to SFAS 150 that issuers whose financial statements include consolidated ventures with finite lives should reflect any minority interests in such consolidated ventures as a liability on the issuer’s financial statements presented at its fair value as of the applicable balance sheet date. Under SFAS 150, any fluctuation in the fair value of the minority interest from period to period would be recorded on the issuer’s financial statements as interest expense for the change in the fair value of the liability. As a result of applying SFAS 150 in accordance with this guidance from the FASB, we recorded a loss from a cumulative effect of a change in accounting principle of $24 million in our third quarter Form 10-Q. Additionally, we included minority interests with a fair value of $112 million in our liabilities as of September 12, 2003.

On November 7, 2003, the FASB issued a FASB Staff Position (FSP) 150-3 indefinitely deferring the application of a portion of SFAS 150 with respect to minority interests in consolidated ventures entered into prior to November 5, 2003 effectively reversing its guidance of October 8, 2003. In accordance with FSP 150-3, we recorded a cumulative effect of a change in accounting principle reversing the impact of our adoption of SFAS 150 with respect to consolidated ventures with finite lives in the fourth quarter of 2003.

Host Marriott Corporation

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amount)

	Quarter ended December 31, 2003			Quarter ended December 31, 2002
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount

Net income (loss) (a)	$150	310.7	$.48	$(3)	263.6	$(.01)
Dividends on preferred stock	(8)	—	(.02)	(8)	—	(.03)

Basic and diluted earnings (loss) available to common shareholders per share (b)	$142	310.7	$.46	$(11)	263.6	$(.04)

	Year ended December 31, 2003			Year ended December 31, 2002
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss) (a)	$14	281.0	$.05	$(16)	263.0	$(.06)
Dividends on preferred stock	(35)	—	(.12)	(35)	—	(.13)

Basic and diluted earnings (loss) available to common shareholders per share (b)	$(21)	281.0	$(.07)	$(51)	263.0	$(.19)

(a)	Our results for the fourth quarter of 2003 and for full-year 2003 were significantly affected by several items. For a discussion of these items, see footnote (c) below.
(b)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Preferred Securities. No effect is shown for any securities that are anti-dilutive.
(c)	Quarterly and full year results were significantly affected by several transactions, the effect of which is shown in the table below (unaudited, in millions):

	Quarter ended December 31, 2003	Year ended December 31, 2003
	Net Income (Loss)	Net Income (Loss)
World Trade Center insurance gain (1)	$212	$212
Senior notes redemptions (2)	(33)	(35)
Loss on foreign currency forward contracts (3)	(17)	(18)
Directors’ and officers’ insurance settlement (4)	—	7
Minority interest (expense) benefit (5)	(14)	(14)

(1)	As a result of the New York Marriott World Trade Center hotel insurance settlement in the fourth quarter of 2003, we recorded a gain of approximately $212 million, which is comprised of $156 million in post-2003 business interruption proceeds and $56 million from the disposition of the hotel.
(2)	In conjunction with the redemption of $711 million of our senior notes in the fourth quarter of 2003, we incurred a total of approximately $28 million of expense related to the call premiums paid and the acceleration of related deferred financing fees. We also incurred approximately $5 million of incremental interest expense during the redemption call period. In addition, we incurred approximately $2.3 million of call premiums and accelerated deferred financing fees related to a $71 million senior notes redemption in the third quarter of 2003.
(3)	In the fourth quarter of 2003, we made a partial repayment of the Canadian mortgage debt, which resulted in the related forward currency contracts hedge being deemed ineffective for accounting purposes.
(4)	Represents approximately $9.6 million of other income in the third quarter of 2003 from the settlement of a claim that we brought against our directors’ and officers’ insurance carriers for reimbursement of defense costs and settlement payments incurred in resolving a series of related actions brought against us and Marriott International that arose from the sale of certain limited partnership units to investors prior to 1993. The settlement amount, net of taxes of approximately $2.4 million, totaled $7.2 million.
(5)	Represents the portion of the above listed amounts attributable to the minority partners in Host LP.

HOST MARRIOTT CORPORATION

Other Financial Data

(unaudited, in millions, except per share)

	December 31,
	2003	2002
Equity
Common shares outstanding	320.3	263.7
Common shares and minority held common OP Units outstanding	343.8	291.5
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding	4.1	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0

Security pricing (per share price)
Common (a)	$12.32	$8.86
Class A Preferred (a)	$26.74	$26.15
Class B Preferred (a)	$27.00	$25.65
Class C Preferred (a)	$27.26	$25.70
Convertible Preferred Securities (b)	$51.00	$36.94

Dividends per share
Common (c)	$—	$—
Class A Preferred	$2.50	$2.50
Class B Preferred	$2.50	$2.50
Class C Preferred	$2.50	$2.50

Debt
Percentage of fixed rate debt	85%	90%
Weighted average interest rate (d)	7.7%	7.9%
Weighted average debt maturity (d)	5.5 years	5.5 years
Credit facility, outstanding balance (capacity of $250 million)	$—	$—

Other Financial Data
Construction in progress	$56	$39

(a)	Share prices are the closing price on the balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock.
(b)	Market price as of December 31, 2003 as quoted by Bloomberg L.P.
(c)	We did not declare a common stock dividend during 2003 or 2002.
(d)	As a result of debt repayments of approximately $262 million during January 2004, our weighted average interest rate has been reduced to 7.4% and our weighted average maturity is 5.6 years.